Exhibit 99.1

For Immediate Release

For more information:

Rick Russo Chief Financial Officer Captiva Software Corporation 858/320-1000 rrusso@captivasoftware.com	Charles Messman Todd Kehrli MKR Group, LLC 626/395-9500

CAPTIVA REPORTS THIRD QUARTER RESULTS

Company Closes $2 Million of Delayed Orders in October

SAN DIEGO, CA, OCTOBER 21, 2004 — Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, today announced financial results for its third quarter ended September 30, 2004.

Revenues were $15.0 million, an increase of 3% compared to Q3 of 2003, pro forma operating income was $1.4 million, a decrease of 22% from the $1.7 million reported for Q3 of 2003 and pro forma diluted earnings per share (EPS) were $0.07, versus the $0.09 reported for Q3 of 2003. GAAP operating income was $0.9 million, a decrease of 27% over the $1.2 million reported for Q3 of 2003 and GAAP diluted EPS was $0.04, compared to the $0.06 reported for Q3 of 2003. The pro forma and GAAP diluted EPS for Q3 of 2004 were calculated using 13.2 million shares compared to 11.5 million used for Q3 of 2003. For a reconciliation of the pro forma to GAAP results, see the footnotes accompanying the pro forma statements of operations provided below.

Captiva’s cash balance increased by $3.8 million to $23.0 million at September 30, 2004 from $19.2 million at June 30, 2004. Days sales outstanding in accounts receivable dropped to 50 days from 55 days at June 30, 2004.

(more)

CAPTIVA REPORTS THIRD QUARTER RESULTS/Page 2

Third Quarter Highlights:

•	Revenues increased to $15.0 million, up 3% from Q3 of 2003.

•	Pro forma operating income was $1.4 million, a decrease of 22% from the $1.7 million reported for Q3 of 2003.

•	Pro forma diluted EPS was $0.07, a 22% decrease from the $0.09 reported for Q3 of 2003.

•	Cash increased by $3.8 million to $23.0 million from $19.2 million at June 30, 2004.

•	27 new customers were acquired, including the Department of Homeland Security, Tyson Foods, Capital Partners and the Office of the Secretary of Defense.

•	Captiva’s InputAccel Express was named a “Trend-Setting Product of 2004” by KMWorld Magazine.

•	Captiva was named to Software Magazine’s “2004 Software 500” list of the largest software companies in the world.

•	Captiva was named one of San Diego’s fastest growing technology companies by Deloitte & Touche.

•	The company hosted over 250 attendees and 25 sponsors at Capture 2004, Captiva’s Input Management Technology Conference.

•	Captiva announced the hiring of Don Foster as its Vice President of America Field Sales and Wayne Ford as its Vice President of Strategic Alliances and Channel Development.

“We are disappointed to report third quarter results that are less than the guidance we originally provided,” said Reynolds C. Bish, Captiva’s President and CEO. “As indicated in our preliminary earnings announcement, during the last week of the quarter we saw an unusually large number of orders delayed, including orders accounting for more than the $2 million of software revenue shortfall experienced. We believe these delays were primarily attributable to more cautious buying patterns and a rigid adherence to established procurement processes, all

CAPTIVA REPORTS THIRD QUARTER RESULTS/Page 3

of which translated into longer than anticipated sales cycles. We do not believe these delays were due to input management becoming less of a priority, increased competition, significant technology spending cuts, distractions attributable to Sarbanes-Oxley or any number of other potential factors.”

“Today we are pleased to report that in October we have already closed in excess of $2 million of these delayed orders and we expect to close others during the remainder of Q4. As a result of this and what we believe to be a solid forecast and pipeline, we expect to report a record fourth quarter. However, we are concerned about the longer sales cycles experienced in Q3 and do expect some softness in our professional service revenue. Therefore, we anticipate Q4 revenues to be in the range of $18.5 and $19.0 million, and pro forma diluted EPS to be between $0.15 and $0.16. This would equate to GAAP EPS of between $0.12 and $0.14,” added Mr. Bish. “Incorporating this with our actual results on a year to date basis, we anticipate that 2004 revenues will be between $66.2 and $66.7 million, pro forma diluted EPS in the range of $0.40 and $0.41 and GAAP diluted EPS of between $0.27 and $0.28. This would equate to growing our 2004 revenues 16% to 17% over 2003 while achieving an operating income margin within the original 13% to 14% pro forma and 9% to 10% GAAP range that we had guided to. “

Presentation of Pro Forma and GAAP Statements of Operations

To assist in making comparisons of current and prior period results, both pro forma and GAAP statements of operations are presented below. The company’s management uses the pro forma statements of operations to monitor results internally as management believes the pro forma statements of operations provide a more accurate portrayal of operating results.

Pro Forma Results

The results of operations on a pro forma basis for the three and nine months ended September 30, 2004 exclude amortization costs arising from purchased intangible assets resulting from mergers and acquisitions, recovery of merger costs, write-off of in-process research and development and costs related to the withdrawn stock offering. For a detailed reconciliation of the pro forma results to the GAAP results, see the footnotes accompanying the pro forma statements of operations provided below.

CAPTIVA REPORTS THIRD QUARTER RESULTS/Page 4

Revenues for Q3 of 2004 were $15.0 million, an increase of 3% compared to revenues of $14.5 million for Q3 of 2003. Revenues for the nine months ended September 30, 2004 were $47.7 million, an increase of 16% compared to revenues of $41.0 million for the nine months ended September 30, 2003.

Pro forma operating income for Q3 of 2004 was $1.4 million, a decrease of 22% from the $1.7 million reported in Q3 of 2003. Pro forma operating income for the nine months ended September 30, 2004 was $5.0 million, an increase of 47% compared to pro forma operating income of $3.4 million for the nine months ended September 30, 2003.

Pro forma net income for Q3 of 2004 was $0.9 million, or $0.07 per diluted share, compared to pro forma net income of $1.0 million, or $0.09 per diluted share, for Q3 of 2003. Pro forma net income for the nine months ended September 30, 2004 was $3.1 million, or $0.24 per diluted share, compared to pro forma net income of $2.0 million, or $0.19 per diluted share, for the nine months ended September 30, 2003.

GAAP Results

Revenues for Q3 of 2004 were $15.0 million, an increase of 3% compared to $14.5 million for Q3 of 2003. Revenues for the nine months ended September 30, 2004 were $47.7 million, an increase of 16% compared to revenues of $41.0 million for the nine months ended June 30, 2003.

Operating income for Q3 2004 was $0.9 million, a decrease of 27% from operating income of $1.2 million for Q3 of 2003. Operating income for the nine months ended September 30, 2004 was $2.9 million, an increase of 60% compared to operating income of $1.8 million for the nine months ended September 30, 2003.

Net income for Q3 of 2004 was $0.6 million, or $0.04 per diluted share, compared to net income of $0.7 million, or $0.06 per diluted share, for Q3 of 2003. Net income for the nine months ended September 30, 2004 was $1.9 million, or $0.15 per diluted share, compared to $1.1 million, or $0.10 per diluted share, for the nine months ended September 30, 2003.

CAPTIVA REPORTS THIRD QUARTER RESULTS/Page 5

Cash and cash equivalents totaled $23.0 million at September 30, 2004 compared to $19.2 million at June 30, 2004 and $16.0 million at December 31, 2003. The increase in cash during the three months ended September 30, 2004 is primarily attributable to operating income, after excluding non-cash expenses, a five day reduction in days sales outstanding and proceeds received from stock option exercises.

Conference Call

Captiva management will host a conference call today, October 21, at 1:30 p.m. PST (4:30 p.m. EST) to review the third quarter financial results and other corporate events. Reynolds C. Bish, President and CEO, and Rick Russo, CFO, will be on-line to discuss these results.

The call can be accessed by dialing 800-938-0653 and giving the company name, “Captiva.” Participants are asked to call the number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following three business days by dialing 877-519-4471 and entering the following pass code: 5245040.

The call can also be accessed live on the web via the following link: http://phx.corporate-ir.net/playerlink.zhtml?c=77421&s=wm&e=950408. This link will also provide an instant replay of the conference call. The link can also be accessed from the investor relations section of Captiva’s website at http://www.captivasoftware.com/Investors/.

About Captiva

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and electronic forms, documents and transactions into the enterprise in a more accurate, timely and cost-effective manner. These

CAPTIVA REPORTS THIRD QUARTER RESULTS/Page 6

products automate the processing of billions of forms, documents and transactions annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

###

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Captiva. All statements in this press release that are not strictly historical are forward-looking statements. Forward-looking statements relating to expectations about future events or results are based upon information available to Captiva as of today’s date. Captiva assumes no obligation to update any of these statements. The forward-looking statements are not guarantees of the future performance of Captiva and actual results may vary materially from the results and expectations discussed. The revenues and earnings of Captiva and its ability to achieve planned business objectives are subject to a number of factors that make estimation of future operating results uncertain. These factors include risks associated with delays or cancellations of anticipated orders; increased competition; new product strategies and the evolving and varying demand for software products; the integration of Captiva’s merged businesses; the ability of Captiva to expand its operations; litigation, including litigation over intellectual property rights; general technological and economic factors; and the other risks detailed from time to time in each of Captiva’s periodic reports and other documents filed with the Securities and Exchange Commission, including, but not limited to, Captiva’s report on Form 10-K for the fiscal year ended December 31, 2003, quarterly reports on Form 10-Q and current reports on Form 8-K.

-financial statements to follow-

CAPTIVA REPORTS THIRD QUARTER RESULTS/Page 7

Captiva Software Corporation

Pro Forma Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net revenues:
Software	$6,562	$7,092	$21,666	$19,452
Services	6,979	5,558	20,787	16,455
Hardware and other	1,466	1,867	5,218	5,096

Total revenues	15,007	14,517	47,671	41,003
Cost of revenues (1):
Software	862	741	2,887	1,881
Services	2,591	2,502	7,762	7,540
Hardware and other	1,183	1,465	4,236	4,106

Total cost of revenues	4,636	4,708	14,885	13,527

Gross profit	10,371	9,809	32,786	27,476

Operating expenses (2):
Research and development	2,242	2,181	7,439	6,406
Sales, general and administrative	6,777	5,903	20,395	17,709

Total operating expenses	9,019	8,084	27,834	24,115

Income from operations	1,352	1,725	4,952	3,361
Other income (expense), net	62	(35)	191	(28)

Income before income taxes	1,414	1,690	5,143	3,333
Provision for income taxes (3)	551	676	2,005	1,333

Net income	$863	$1,014	$3,138	$2,000

Basic net income per share	$0.07	$0.11	$0.27	$0.22
Diluted net income per share	$0.07	$0.09	$0.24	$0.19
Basic common equivalent shares	11,969	9,607	11,486	9,162
Diluted common equivalent shares	13,225	11,516	13,116	10,442

The above Pro Forma Consolidated Statements of Operations are not a presentation in accordance with generally accepted accounting principles as they exclude the effects of the following:

(1)	The three months ended September 30, 2004 and 2003 exclude amortization of purchased intangibles of $0.7 million and $0.5 million, respectively. The nine months ended September 30, 2004 and 2003 exclude amortization of purchased intangibles of $1.9 million and $1.6 million, respectively.
(2)	The nine months ended September 30, 2004 exclude the write-off of in-process research and development of $66,000. Both the three and nine months ended September 30, 2004 exclude recovery of merger costs of $181,000. The three and nine months ended September 30, 2003 exclude recovery of merger costs of $10,000 and $54,000, respectively. The nine months ended September 30, 2004 exclude the write-off of costs related to the withdrawn stock offering of $0.2 million.
(3)	The pro forma income before income taxes is taxed utilizing a 39% tax rate for the three and nine months ended September 30, 2004 and 40% for the three and nine months ended September 30, 2003.

The pro forma data is presented for informational purposes only to assist in making comparisons of Captiva’s results on a combined basis and should not be considered as a substitute for the historical financial data presented in accordance with generally accepted accounting principles.

CAPTIVA REPORTS THIRD QUARTER RESULTS/Page 8

Captiva Software Corporation

GAAP Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net revenues:
Software	$6,562	$7,092	$21,666	$19,452
Services	6,979	5,558	20,787	16,455
Hardware and other	1,466	1,867	5,218	5,096

Total revenues	15,007	14,517	47,671	41,003
Cost of revenues:
Software	862	741	2,887	1,881
Services	2,591	2,502	7,762	7,540
Hardware and other	1,183	1,465	4,236	4,106
Amortization of purchased intangibles	654	523	1,919	1,571

Total cost of revenues	5,290	5,231	16,804	15,098

Gross profit	9,717	9,286	30,867	25,905

Operating expenses:
Research and development	2,242	2,181	7,439	6,406
Sales, general and administrative	6,777	5,903	20,395	17,709
Merger costs	(181)	(10)	(181)	(54)
Write-off of in-process research and development	—	—	66	—
Write-off of withdrawn stock offering costs stock offering costs	—	—	205	—

Total operating expenses	8,838	8,074	27,924	24,061

Income from operations	879	1,212	2,943	1,844
Other income (expense), net	62	(35)	191	(28)

Income before income taxes	941	1,177	3,134	1,816
Provision for income taxes	367	471	1,222	727

Net income	$574	$706	$1,912	$1,089

Basic net income per share	$0.05	$0.07	$0.17	$0.12
Diluted net income per share	$0.04	$0.06	$0.15	$0.10
Basic common equivalent shares	11,969	9,607	11,486	9,162
Diluted common equivalent shares	13,225	11,516	13,116	10,442

CAPTIVA REPORTS THIRD QUARTER RESULTS/Page 9

Captiva Software Corporation

Consolidated Balance Sheets

(unaudited, in thousands)

	September 30, 2004	December 31, 2003
Assets
Current assets:
Cash and equivalents	$23,020	$16,038
Accounts receivable, net	8,321	10,780
Prepaid expenses and other current assets	2,084	3,314

Total current assets	33,425	30,132

Property and equipment, net	1,303	924
Other assets	3,656	2,354
Purchased intangibles, net	14,092	9,844

Total assets	$52,476	$43,254

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accruals	$6,507	$6,850
Deferred revenue	11,431	11,264

Total current liabilities	17,938	18,114
Deferred revenue	458	519
Other liabilities	262	235
Total stockholders’ equity	33,818	24,386

Total liabilities and stockholders’ equity	$52,476	$43,254